EXHIBIT 23.1

Webb & Company, P.A.
Certified Public Accountants


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Registration Statement") of Techlabs, Inc. and subsidiaries, of our report dated April 1, 2004, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts".


                                        /s/ Webb & Company, P.A.

                                        WEBB & COMPANY, P.A.
                                        Certified Public Accountants


Boynton Beach, FL
January 24, 2005



   __________________________________________________________________________
            1501 Corporate Drive, Suite 290 o Boynton Beach, FL 33426
                 Telephone: (561) 752-1721 o Fax: (561) 734-8562
                                 www.cpawebb.com